SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [x]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
 Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CIBER, INC.
(Name of registrant as specified in its charter)

LONE STAR VALUE CO-INVEST I, LP
LONE STAR VALUE INVESTORS, LP
LONE STAR VALUE INVESTORS GP, LLC
LONE STAR VALUE MANAGEMENT, LLC
AMERI HOLDINGS, INC.
AMERI AND PARTNERS INC.
JEFFREY E. EBERWEIN
ROBERT G. PEARSE
DHRUWA N. RUI
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[  ] Fee paid previously with preliminary materials:
[
] Check box if any part of the fee is offset as provided by Exchange Act
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(2) Form, Schedule or Registration Statement no.:
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(4) Date Filed:

Lone Star Value Co-Invest I, LP, together with the other participants named herein (collectively, "Lone Star"), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes (the "Solicitation") for the election of Lone Star's slate of highly qualified director nominees to the Board of Directors (the "Board") of Ciber, Inc., a Delaware corporation (the "Company"), at the 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting").
On March 13, 2017, AMERI Holdings, Inc., an anticipated participant in the Solicitation, issued the following press release:

PRINCETON, N.J., March 13, 2017 /PRNewswire/ -- AMERI Holdings, Inc. (OTC: AMRH) ("AMERI" or "Ameri100") announced today a merger proposal to CIBER, Inc. ("CIBER", "CBR", or the "Company") (NYSE: CBR) valuing CBR at a price of $0.75 per share, which is a substantial premium to CBR's closing price of $0.28 on 3/10/17.  In addition, AMERI has formed a stockholder group (the "AMERI Group", "we", or "us") with Lone Star Value Management, LLC (together with its affiliates "Lone Star Value") to nominate two highly-qualified candidates to CIBER's Board of Directors (the "Board") at the upcoming Annual Meeting of Stockholders ("2017 Annual Meeting").  The AMERI Group owns approximately 4.5 million shares of CBR, representing 5.5% of CBR's total shares outstanding.
By way of background, AMERI first contacted CIBER a few weeks ago to explore the benefits of combining the two companies.  At that time, AMERI also submitted a formal proposal to CIBER's Board, expressing AMERI's interest in a strategic business combination.  AMERI's proposal was based solely on publicly available information and emphasized a desire to engage in discussions with the CIBER Board and management team to quantify synergies and other benefits of merging.  Despite recently forming a M&A committee and hiring a financial advisor to explore all strategic alternatives, CIBER's Board has not responded to AMERI's offer, which strongly suggests to us that the M&A committee of the Board is not serving the best interests of CBR stockholders.  We have, therefore, reluctantly come to the conclusion that the CIBER Board, and especially its M&A committee, is not serious about exploring all strategic alternatives and must be refreshed for CBR stockholder value to be maximized.  As a result, the AMERI Group has nominated two highly-qualified candidates, Messrs. Robert Pearse and Dru Rai, to CIBER's Board.
AMERI believes a combination of the two companies would be extremely beneficial to stockholders of both companies and would create a platform for margin expansion and value creation.  The AMERI Group is confident that CIBER's EBITDA margins have substantial upside with the right leadership and operating model.  The AMERI Group's nominees take their fiduciary duties very seriously and are committed to exploring all strategic alternatives, including the sale of the Company to the highest qualified bidder, with no preference to AMERI.
AMERI's Business Model and M&A Track Record
AMERI has deep IT consulting expertise in business process management and enterprise resource planning, particularly in SAP software and technology.  AMERI's strategy is to grow through a combination of organic growth and strategic, targeted acquisitions.  Since going public in May 2015, AMERI has completed five acquisitions and has tripled its revenue.
AMERI employs a hybrid U.S./offshore platform, which results in enhanced value and delivery time for its clients.  This business model mirrors the proven success of companies like IGATE (recently acquired by CapGemini) and Infosys.  AMERI believes combining with CIBER will result in a superior value proposition for clients of both companies, which will enable growth, margin expansion, and value creation for the benefit of clients, stockholders, and employees of both companies.
AMERI's Proposal – Transaction Structure and Terms
Our proposal is to merge the two companies for consideration of $0.75 per CBR share consisting of a combination of cash, stock of the new company ("NewCo"), and AMRH 9% Series A Preferred Stock, which was recently created and issued.  CBR stockholders will have the ability to elect to receive, subject to proration, for each CIBER share held: (i) $0.75 in cash; or (ii) $0.75 worth of NewCo common stock based on an exchange ratio of 0.115; or (iii) $0.75 worth of AMRH 9% Series A Preferred Stock; or (iv) a combination thereof.  AMERI is open to CIBER being the surviving entity for accounting and stock listing purposes, so we envision the stock of NewCo trading on either the NYSE or NASDAQ stock exchange.  We expect the merged entity to have pro forma revenues of approximately $500 million.
AMERI has engaged a financial advisor who is in advanced discussions with capital providers about funding the transaction and is highly confident based on feedback received thus far.  In addition, AMERI established a credit facility in 2016 through Sterling National Bank enabling it to borrow up to 85% of the value of its eligible accounts receivable.  If CIBER has not been able to refinance its existing credit facility by the time the merger closes, AMERI is confident in obtaining an expanded credit facility for NewCo tied to its pro forma accounts receivable.

Conclusion
As a result of the Board's lack of response to AMERI's private merger proposal, which we strongly believe is in CBR stockholders' best interests, the AMERI Group has reluctantly come to the conclusion that CIBER stockholders need a refreshed Board with Directors focused on maximizing stockholder value, which is why we are going public with our offer and nomination at this time.  Given that time is of the essence for CIBER and the 2017 Annual Meeting is not expected to take place until June, we are hopeful CIBER's Board will now engage in discussions with AMERI to explore the benefits of combining the two companies.  In the meantime, the AMERI Group is moving forward with our campaign to replace two incumbents with two highly-qualified candidates whose interests are better aligned with the Company's stockholders and who are deeply committed to maximizing stockholder value.
Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements.  Forward-looking statements may include, without limitation, statements regarding (i) speculative plans and objective of AMERI Holdings Inc. (ii) AMERI Holdings Inc. and CIBER, Inc.'s future financial performance and (iii) the assumptions underlying or relating to any statement described above.  Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon AMERI Holdings, Inc. current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over or are unknown.  Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties.
About Ameri100:
Ameri100 is the brand name used by the operating business of AMERI Holdings Inc.  Ameri100 was formed in November 2013 as a next generation technology management solutions firm.  Its founders have extensive experience in IT services and grew a previous company to a 1,000-person organization, which was sold to a private equity firm.  Ameri100 has combined lean technology innovation and deep business process expertise to exceed client expectations, leveraging an extensive Lean Enterprise Architecture Partnership "LEAP" of over 4,500 technology experts worldwide.  Ameri100 has assisted Global 2000 companies with architecture and technology solutions, enabling customers to transform businesses with the integration of seamless processes.  Ameri100 has continuously invested in innovative solutions such as the Langer Index and CDM which, we believe, have enhanced the competitive advantage of Ameri100's clients.  As of December 31, 2016, AMERI had 237 employees and operated in 10 locations in the United States, Canada, and India.
Please visit www.ameri100.com for further information including full biographies of our management team and Board of Directors.
About Lone Star Value Management:
Lone Star Value Management, LLC ("Lone Star Value") is an investment firm that invests in undervalued securities and engages with its portfolio companies in a constructive way to help maximize value for all shareholders.  Lone Star Value was founded by Jeff Eberwein who was formerly a Portfolio Manager at Soros Fund Management and Viking Global Investors.  Lone Star Value is based in Old Greenwich, CT.
AMERI Investor Contact Information:
Carlos Fernandez
carlos.fernandez@ameri100.com
 732-243-9250
CBR Investor Contact Information:
John Grau
InvestorCom, Inc.
 (203) 972-9300 ext. 11

AMERI Group Nominees
Robert G. Pearse, Managing Partner – Yucatan Rock Ventures:
•	Mr. Pearse's extensive leadership experience and deep understanding of the technology industry will make him a valuable addition to the Board
•	He has more than 30+ years of experience in the IT industry
•	Mr. Pearse is currently the Managing Partner and Co-Founder at Yucatan Rock Ventures, where he specializes in technology investments and consulting
•	Mr. Pearse serves as director and the chairman of the compensation committee for AMERI Holdings, Inc., Novation Companies, and CrossRoads Systems, Inc.
•	Mr. Pearse previously served as a director for Aviat Networks, Inc.
•	From 2005 to 2012, he served as VP of Strategy and Market Development at NetApp, Inc. ("NetApp"), a computer storage and data management company
o	At NetApp, Mr. Pearse played an influential role in creating corporate growth as well as market and business development which drove NetApp to become a Fortune 500 company
•	From 1987 to 2004, he held leadership positions at Hewlett-Packard
o
As Vice President of Strategy and Corporate Development from 2001-2004, Mr. Pearse drove the rapid growth of HP's Services business through successful acquisition and integration of target service firms.

•	Mr. Pearse also worked at PricewaterhouseCoopers LLP, Eastman Chemical Company, and General Motors Company
•	Mr. Pearse earned a MBA degree from Stanford Graduate School of Business in 1986, and a BS in Mechanical Engineering from the Georgia Institute of Technology in 1982
Dhruwa ("Dru") Rai, former CIO – Axalta Coating Systems:
•	Mr. Rai's multi-functional business experience in sales/marketing, product management, operations and IT in global environments will make him an essential addition to the Board
•	He has 25+ years of experience in both the Industrial and IT industries
•	Mr. Rai served as a Director for FCS Software Ltd. from 2007 to 2010
•	Mr. Rai served as the Chief Information Officer and Senior Vice President of Business Processes at Axalta Coating Systems Ltd (formerly DuPont Performance Coatings)
o	He joined Axalta Coatings in 2013 and led the business process and IT transformation including the separation from Dupont

•	In 2012 Mr. Rai joined Williams Companies, Inc., an energy infrastructure company in Tulsa, OK, and served as the Chief Information Officer
•	From 2009 to 2011, Mr. Rai served as the Vice President and General Manager of Momentive Performance Materials, Inc. (formerly General Electric Advanced Materials)
o	He served as Director of Global IT Applications at Momentive Performance
o	He joined Momentive Performance from GE through the acquisition of GE Advanced Materials, which he helped spearhead
•	Mr. Rai served as a Director of Global IT Applications at General Electric Company
•	Prior to 2007, Mr. Rai has worked as a manager at Delphi and Ernst & Young
•	Mr. Rai has a Bachelor of Engineering degree in Industrial Engineering and an M.B.A. in Operations Management from the University of Connecticut
CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
Lone Star Value Management, LLC ("Lone Star Value Management") together with the other participants named herein (collectively, the "Participants") intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of stockholders of CIBER, Inc. (the "Company").
THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.
The Participants in the proxy solicitation are anticipated to be Lone Star Value Investors, LP ("Lone Star Value Investors"), Lone Star Value Co-Invest I, LP ("Lone Star Value Co-Invest I"), Lone Star Value Investors GP, LLC ("Lone Star Value GP"), Lone Star Value Management, LLC ("Lone Star Value Management"), Jeffrey E. Eberwein (collectively, with Lone Star Value Investors, Lone Star Value Co-Invest I, Lone Star Value GP and Lone Star Value Management, "Lone Star"); AMERI Holdings, Inc. ("AMERI Holdings") and Ameri and Partners Inc. ("Ameri & Partners" and, together with AMERI Holdings, "Ameri100"), each of AMERI Holdings' and Ameri & Partners' respective directors and executive officers, and Robert G. Pearse and Dhruwa N. Rai.
As of the date hereof, Lone Star Value Co-Invest I may be deemed to beneficially own 694,669 shares of Common Stock.  As of the date hereof, Lone Star Value Investors may be deemed to beneficially own 3,457,575 shares of Common Stock.  Lone Star Value GP, as the general partner of Lone Star Value Investors and Lone Star Value Co-Invest I, may be deemed the beneficial owner of the 4,152,244 shares of Common Stock beneficially owned in the aggregate by Lone Star Value Investors and by Lone Star Value Co-Invest I. Lone Star Value Management, as the investment manager of Lone Star Value Investors, Lone Star Value Co-Invest I and a certain managed account (the "Separately Managed Account"), may be deemed the beneficial owner of the 4,152,244 shares of Common Stock beneficially owned in the aggregate by Lone Star Value Investors and by Lone Star Value Co-Invest I and an additional 338,900 Shares held in the Separately Managed Account. Jeffrey E. Eberwein, as the manager of Lone Star Value GP and sole member of Lone Star Value Management, may be deemed the beneficial owner of the shares of Common Stock beneficially owned by Lone Star Value GP and by Lone Star Value Management.  As of the date hereof, Mr. Pearse directly owns 20,000 shares of Common Stock.  Mr. Pearse has made no purchases or sales during the past two years in securities of the Company.  As of the date hereof, Mr. Rai directly owns 900 shares of Common Stock.

ADDITIONAL INFORMATION
This communication does not constitute an offer to buy or solicitation of any offer to sell securities.  This communication relates to, among other things, a proposal which AMERI Holdings has made for a business combination transaction with the Company.  In furtherance of this proposal and subject to future developments, AMERI Holdings (and, if a negotiated transaction is agreed, the Company) may file one or more registration statements, prospectuses, proxy statements or other documents with the SEC.  This communication is not a substitute for any registration statement, prospectus, proxy statement or other document AMERI Holdings or the Company may file with the SEC in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF AMERI HOLDINGS AND THE COMPANY ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT(S), PROSPECTUS(ES), PROXY STATEMENT(S) AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERI HOLDINGS, THE COMPANY AND THE PROPOSED TRANSACTION.  Investors and security holders may obtain free copies of these documents (if and when they become available) and other related documents filed with the SEC at the SEC's web site at www.sec.gov or by directing a request to AMERI Holdings' Investor Contact, Carlos Fernandez (732) 243-9250: Investors and security holders may obtain free copies of the documents filed with the SEC on AMERI Holdings' website at www.ameri100.com under the "Investor" link, at the "SEC Filings" tab.